UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2012

Pharmasset, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33428	98-0406340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303-A College Road East Princeton, NJ		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 613-4100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on November 21, 2011, Pharmasset, Inc., a Delaware corporation (“Pharmasset”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gilead Sciences, Inc., a Delaware corporation (“Gilead”) and Royal Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Gilead (“Merger Sub”) (the rights of which thereunder were assigned to Royal Merger Sub II Inc., a Delaware corporation and indirect wholly-owned subsidiary of Gilead (“Merger Sub II”), on January 12, 2012). In accordance with the terms of the Merger Agreement, Gilead, Merger Sub and Merger Sub II commenced a tender offer to purchase all outstanding shares of common stock, par value $0.001 (“Shares”) of Pharmasset, at a price of $137 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 6, 2011 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”). The Shares were purchased by Merger Sub II (“Purchaser”), at the election of Gilead pursuant to the terms of the Offer.

On January 12, 2012, Gilead announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, on January 12, 2012, as scheduled and was not extended. According to BNY Mellon, the Depositary for the Offer, approximately 72,041,926 Shares were validly tendered and not properly withdrawn, which represented approximately 95% of the outstanding Shares (including approximately 5,529,532 Shares tendered pursuant to notices of guaranteed delivery, which represented approximately 7% of the outstanding Shares). Purchaser has accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares has been made, in accordance with the terms of the Offer.

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 17, 2012, Purchaser merged with and into Pharmasset, with Pharmasset continuing as the surviving corporation (the “Merger”). In order to accomplish the Merger as a “short-form” merger, Purchaser exercised its “top-up” option pursuant to the Merger Agreement, which permitted Purchaser to purchase additional Shares directly from Pharmasset for $137 per Share (the same purchase price paid in the Offer). All outstanding Shares, other than (i) Shares owned by Gilead, Purchaser or any of their direct or indirect wholly-owned subsidiaries, (ii) Shares owned by Pharmasset or its subsidiary and (iii) Shares held by Pharmasset stockholders who properly demand appraisal for their shares under Delaware law, were canceled and converted into the right to receive cash equal to the $137 price per Share.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in the Introduction hereof, incorporated herein by reference, Pharmasset requested that the Shares be withdrawn from listing on The NASDAQ Global Select Market as of the close of market on January 17, 2012. The NASDAQ Stock Market, LLC (“NASDAQ”) has filed with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from The NASDAQ Global Select Market. Pharmasset also intends to file with the Securities and Exchange Commission, (the “Commission”) a Form 15 under the Exchange Act relating to the Shares, which would terminate and suspend Pharmasset’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03. Material Modification to Rights of Security Holders.

At the effective time of the Merger, each outstanding Share, other than any (i) Shares owned by Gilead, Purchaser or any of their direct or indirect wholly-owned subsidiaries, (ii) Shares owned by Pharmasset or its subsidiary and (iii) Shares held by Pharmasset stockholders who properly demand appraisal for their Shares under Delaware law, was converted into the right to receive cash in an amount equal to the Offer Price.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all the directors of Pharmasset prior to the Merger voluntarily resigned from Pharmasset’s board of directors (the “Board”) effective as of the effective time of the Merger on January 17, 2012 (the “Effective Time”).

Pursuant to the terms of the Merger Agreement, on January 17, 2012, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of Pharmasset following the Merger. As of January 17, 2012, John F. Milligan, Ph.D. assumed the role of director and President of Pharmasset, Robin L. Washington assumed the role as director and chief financial officer of Pharmasset, and Brett A. Pletcher assumed the role of director and Secretary of Pharmasset. Information about the new directors and officers is contained in Annex A to the Schedule 14D-9 filed by Pharmasset on December 6, 2011 (as amended, the “Schedule 14D-9”).

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the consummation of the Merger, Pharmasset’s Third Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws were amended and restated in their entirety to be identical to the Certificate of Incorporation and Bylaws of Purchaser as in effect immediately prior to the consummation of the Merger, except that the name of the surviving corporation set forth therein is “Pharmasset, Inc.”

The material changes effected by the adoption of the new Bylaws are as follows:

•

Special meetings of stockholders can be called by the Chairman, the President, any Vice President, the Secretary or any Assistant Secretary at the request in writing of (i) the Board, (ii) a committee of the Board that has been duly designated by the Board and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock issued and outstanding and entitled to vote. Previously, special meetings of stockholders could only be called by the Chairman or the President.

•

Stockholder action can be taken by written consent. Previously, no action required to be taken or that may have been taken at any annual or special meeting of stockholders could be taken by written consent without a meeting.

•

Directors will be elected by a plurality of the votes cast at each annual meeting of stockholders and shall hold office until the next annual meeting and there will not be classes of directors. Previously, directors were divided into three classes and the term of office of one class expired each year.

•	The fiscal year will end on the 31st day of December of each year. Previously, the fiscal year ended on the 30th day of September of each year.

The material changes effected by the adoption of the new Certificate of Incorporation are as follows:

•

The authorized capital stock of Pharmasset is 100 shares of Common Stock, par value $0.001 per share. Previously, the authorized capital stock of Pharmasset was 110,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $0.001 par value per share and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share.

•

The sections providing for a classified Board and setting forth the terms of Board members has been replaced with a general power of the Board to fix the number of directors and govern election of members.

•	The article restricting stockholder action by written consent was removed.

The foregoing descriptions of the Fourth Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws of Pharmasset do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Item 8.01. Other Events.

On January 17, 2012, Gilead issued a press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Pharmasset, Inc.

3.2	Third Amended and Restated Bylaws of Pharmasset, Inc.

99.1	Press Release of Gilead dated January 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHARMASSET, INC.
(Registrant)

By:	/s/ John F. Milligan, Ph.D.
Name: John F. Milligan, Ph.D.
Title: President

Dated: January 17, 2012

EXHIBIT LIST

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Pharmasset, Inc.

3.2	Third Amended and Restated Bylaws of Pharmasset, Inc.

99.1	Press Release of Gilead dated January 17, 2012.